Registration No.

As filed with the Securities and Exchange Commission on April 28, 1995
_________________________________________________________________________

                               SECURITIES AND EXCHANGE COMMISSION

                                     Washington, D.C. 20549
                                     ______________________

                                             Form S-8
                                      REGISTRATION STATEMENT
                                               Under
                                    THE SECURITIES ACT OF 1933
                                     ______________________

                                 Kansas City Power & Light Company
                     (Exact name of registrant as specified in its charter)

              Missouri                                      44-0308720
(State or other jurisdiction of incorporation            (I.R.S. Employer
         or organization)                               Identification No.)

                                             1201 Walnut
                                    Kansas City, Missouri 64106
                         (Address and Zip Code principal executive offices)

                                   EMPLOYEE SAVINGS PLUS PLAN
                                     ______________________

                              Jeanie Sell Latz, Corporate Secretary
                                             1201 Walnut
                                  Kansas City, Missouri 64106
                             (Name and address of agent for service)

                                            (816) 556-2936
                (Telephone number, including area code, of agent of service)
                                     ______________________

                                CALCULATION OF REGISTRATION FEE

                                Proposed   Proposed
Title of                        Maximum    Maximum
Securities    Amount            Offering   Aggregate    Amount of
to be         to be             Price per  Offering     Registration
Registered    Registered        Share*     Price*       Fee

Common Stock  1,500,000 shares  $22.4375   $33,656,250  $11,605.58
without
Par Value
_________________________________________________________________________

          In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

          *Estimated solely for purpose of determining the registration fee. The average of the high and low prices in Common Stock on April 24, 1995, as reported on the NYSE Composite Transaction, was $22.4375.

           This employee benefit plan was originally filed pursuant to Registration Statement No. 33-17403. Additional securities were registered for use in the Plan pursuant to Registration Statement
No. 33-33377, Registration Statement No. 33-42187, and Registration Statement No. 33-62942. The appropriate portions of those Registration Statements are incorporated herein by reference.

           An updated prospectus dated April 28, 1995, is being sent to all employees participating in the Plan.


Exhibits

Exhibit
Number                              Description of Document

3-a        *Restated Articles of Consolidation of the Company dated as of
            May 5, 1992 (Exhibit 4 to Registration Statement,
            Registration No. 33-54196).
3-b        *By-laws of the Company, as amended and in effect on
            December 31, 1993 (Exhibit 3-b to Form 10-K for the year
            ended 1993).
4-a        *General Mortgage and Deed of Trust dated as of December 1,
            1986, between the Company and United Missouri Bank N.A.
            (formerly United Missouri Bank) of Kansas City, N.A., Trustee
            (Exhibit 4-bb to Form 10-K for the year ended December 31,
            1986).
4-b        *Third Supplemental Indenture dated as of April 1, 1991, to
            Indenture dated as of December 1, 1986 (Exhibit 4-aq to
            Registration Statement, Registration No. 33-42187).
4-c        *Fourth Supplemental Indenture dated as of February 15, 1992, to Indenture dated as of December 1, 1986 (Exhibit 4-y to
            Form 10-K for year ended December 31, 1991).
4-d        *Fifth Supplemental Indenture dated as of September 15, 1992, to Indenture dated as of December 1, 1986 (Exhibit 4-a to
            Form 10-Q dated September 30, 1992).
4-e        *Sixth Supplemental Indenture dated as of November 1, 1992, to
            Indenture dated as of December 1, 1986 (Exhibit 4-z to
            Registration Statement, Registration No. 33-54196).
4-f        *Seventh Supplemental Indenture dated as of October 1, 1993, to Indenture dated as of December 1, 1986 (Exhibit 4-a to
            Form 10-Q dated September 30, 1993).
4-g        *Eighth Supplemental Indenture dated as of December 1, 1993, to Indenture dated as of December 1, 1986 (Exhibit 4 to
            Registration Statement, Registration No. 33-51799).
4-h        *Ninth Supplemental Indenture dated as of February 1, 1994, to
            Indenture dated as of December 1, 1986 (Exhibit 4-h to Form
            10-K for year ended December 31, 1993).
4-i        *Tenth Supplemental Indenture dated as of November 1, 1994, to
            Indenture dated as of December 1, 1986 (Exhibit 4-i to Form
            10-K for year ended December 31, 1994).
4-j        *Resolution of Board of Directors Establishing 3.80%
            Cumulative Preferred Stock (Exhibit 2-R to Registration
            Statement, Registration No. 2-40239).
4-k        *Resolution of Board of Directors Establishing 4% Cumulative
            Preferred Stock (Exhibit 2-S to Registration Statement,
            Registration No. 2-40239).
4-l        *Resolution of Board of Directors Establishing 4.50%
            Cumulative Preferred Stock (Exhibit 2-T to Registration
            Statement, Registration No. 2-40239).
4-m        *Resolution of Board of Directors Establishing 4.20%
            Cumulative Preferred Stock (Exhibit 2-U to Registration
            Statement, Registration No. 2-40239).
4-n        *Resolution of Board of Directors Establishing 4.35%
            Cumulative Preferred Stock (Exhibit 2-V to Registration
            Statement, Registration No. 2-40239).
4-o        *Certificate of Designation of Board of Directors Establishing
            the $50,000,000 Cumulative No Par Preferred Stock, Auction
            Series A (Exhibit 4-a to Form 10-Q dated March 31, 1992).
4-p        *Indenture for Medium-Term Note Program dated as of April 1,
            1991, between the Company and The Bank of New York (Exhibit
            4-bb to Registration Statement, Registration No. 33-42187).
4-q        *Indenture for Medium-Term Note Program dated as of
            February 15, 1992, between the Company and The Bank of New
            York (Exhibit 4-bb to Registration Statement, Registration
            No. 33-45736).
4-r        *Indenture for Medium-Term Note Program dated as of
            November 15, 1992, between the Company and The Bank of New
            York (Exhibit 4-aa to Registration Statement, Registration
            No. 33-54196).
4-s        *Indenture for Medium-Term Note Program dated as of
            November 17, 1994, between the Company and Merrill Lynch &
            Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and
            Smith Barney Inc. (Exhibit 4-s to Form 10-K for year ended
            December 31, 1994).
10-a       *Copy of Wolf Creek Generating Station Ownership Agreement
            between Kansas City Power & Light Company, Kansas Gas and
            Electric Company and Kansas Electric Power Cooperative, Inc.
            (Exhibit 10-d to Form 10-K for the year ended December 31,
            1981).
10-b       *Copy of Receivables Purchase Agreement dated as of
            September 27, 1989, between the Company, Commercial
            Industrial Trade-Receivables Investment Company and Citicorp
            North America, Inc., (Exhibit 10-p to Form 10-K for year
            ended December 31, 1989).
10-c       *Copy of Amendment to Receivables Purchase Agreement dated as of August 8, 1991, between the Company, Commercial Industrial
            Trade-Receivables Investment Company and Citicorp North
            America, Inc. (Exhibit 10-m to Form 10-K for year ended
            December 31, 1991).
10-d       *Long-Term Incentive Plan (Exhibit 28 to Registration
            Statement, Registration 33-42187).
10-e       *Copy of Indemnification Agreement entered into by the Company with each of its officers and directors (Exhibit 10-O to Form
            10-K for year ended December 31, 1986).
10-f       *Copy of Executive Incentive Compensation Plan (Exhibit 10-g
            to form 10-K for year ended December 31, 1986).
10-g       *Copy of Severance Agreement entered into by the Company with certain of its executive officers (Exhibit 10 to Form 10-Q dated June 30, 1993).
10-h       *Copy of Supplemental Executive Retirement and Deferred
            Compensation Plan (Exhibit 10-h to Form 10-K for year ended
            December 31, 1993).
10-i       *Copy of $50 million Letter of Credit and reimbursement
            agreement dated as of August 19, 1993, with The Toronto-
            Dominion Bank (Exhibit 10-i to Form 10-K for year ended
            December 31, 1993).
10-j       *Copy of $56 million Letter of Credit and Reimbursement
            Agreement dated as of August 19, 1993, with Societe Generale,
            Chicago Branch (Exhibit 10-j to Form 10-K for year ended
            December 31, 1993).
10-k       *Copy of $50 million Letter of Credit and Reimbursement
            Agreement dated as of August 19, 1993, with The Toronto-
            Dominion Bank (Exhibit 10-k to Form 10-K for year ended
            December 31, 1993).
10-l       *Copy of $40 million Letter of Credit and Reimbursement
            Agreement dated as of August 19, 1993, with Deutsche Bank AG, acting through its New York and Cayman Islands Branches
            (Exhibit 10-l to Form 10-K for year ended December 31, 1993).
10-m       *Copy of Railcar Lease dated as of April 15, 1994, between
            Shawmut Bank Connecticut, National Association, and the
            Company (Exhibit 10 to Form 10-Q for period ended June 30,
            1994).
10-n       *Copy of Amendment No. 2 to Receivables Purchase Agreement
            between the Company and Ciesco L.P. and Citicorp North
            America, Inc. (Exhibit 10 to Form 10-Q for period ended
            September 30, 1994).
10-o       *Copy of Railcar Lease dated as of January 31, 1995, between
            First Security Bank of Utah, National Association, and the
            Company (Exhibit 10-o to Form 10-K for year ended
            December 31, 1994).
23          Consent of Independent Accountants--Coopers & Lybrand L.L.P.
24          Powers of Attorney.

  * Filed with the Securities and Exchange Commission as exhibits to prior registration statements (except as otherwise noted) and are incorporated herein by reference and made a part hereof. The exhibit number and file number of the documents so filed, and incorporated herein by reference, are stated in parenthesis in the description of such exhibit.

           Copies of any of the exhibits filed with the Securities and Exchange Commission in connection with this document may be obtained from the Company upon written request.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, and State of Missouri, on the 28th day of April, 1995.

                                  KANSAS CITY POWER & LIGHT COMPANY

                                  By /s/Drue Jennings
                                     Chairman of the Board and President

          Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                         Title                       Date

/s/Drue Jennings          Chairman of the Board and        )
                          President (Principal Executive   )
                          Officer)                         )
                                                           )
/s/John DeStefano         Vice President-Finance and       )
                          Treasurer (Principal Financial   )
                          Officer)                         )
                                                           )
/s/Neil Roadman           Controller (Principal            )
                          Accounting Officer)              )
                                                           )
David L. Bodde*           Director                         )
                                                           )
William H. Clark*         Director                         ) April 28, 1995
                                                           )
Robert J. Dineen*         Director                         )
                                                           )
Arthur J. Doyle*          Director                         )
                                                           )
W. Thomas Grant II*       Director                         )
                                                           )
George E. Nettels, Jr.*   Director                         )
                                                           )
Linda Hood Talbott*       Director                         )
                                                           )
Robert H. West*           Director                         )


*By /s/Drue Jennings
       Attorney-in-fact